NOTICE OF GUARANTEED DELIVERY
                                    for Tender of
                            10 1/4% Senior Notes due 2001
                                (CUSIP No. 294037-AD-8)
                                         of
                                VISKASE COMPANIES, INC.
                           Pursuant to the Offer to Exchange
                               Dated August 20, 2002

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the exchange offer upon the terms and subject to the conditions set forth in the Offer to Exchange and the Letter of Transmittal if (i) certificates for old notes of Viskase Companies, Inc. (the "Company") are not immediately available or (ii) the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to the expiration of the exchange offer (the "Expiration Time"). This form may be delivered by mail or hand delivery or transmitted, via facsimile transmission (receipt confirmed by telephone and an original delivered by overnight courier), to the exchange agent as set forth below. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

               The exchange agent for the exchange offer is:

              Wells Fargo Bank Minnesota, National Association

By regular mail or overnight courier:              By facsimile:
                                       (eligible guarantor institutions only)
   Wells Fargo Bank Minnesota,
      National Association                         (612) 667-9825
    Corporate Trust Services
Sixth Street and Marquette Avenue            To confirm by telephone or
          MAC N9303-120                        for information call:
      Minneapolis, MN 55479                        (612) 667-2344
  Attention:  Jane Y. Schweiger

By hand:                                              By certified mail:

   Wells Fargo Bank Minnesota,                  Wells Fargo Bank Minnesota,
      National Association                          National Association
    Corporate Trust Services                  Corporate Trust Services  - CFS
Northstar East Building - 12th Floor                    P.O. Box 2370
      608 Second Avenue South                     Minneapolis, MN 55402-0370
      Minneapolis, MN  55402                     Attention: Jane Y. Schweiger
  Attention:  Jane Y. Schweiger

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

   The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Offer to Exchange, receipt of which is hereby acknowledged, the principal amount of old notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Exchange under the caption "THE OFFER - Procedures for tendering old notes
- Guaranteed delivery."

   Subject to and effective upon acceptance for exchange of the old notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of all old notes tendered hereby. In the event of a termination of the exchange offer, the old notes tendered pursuant thereto will be returned to the tendering holder promptly.

   The undersigned represents and warrants that the undersigned will be deemed to have tendered the principal amount of old notes set forth below, waived certain rights and made certain representations as described in the Offer to Exchange. The undersigned further represents and warrants that the undersigned accepts all of the terms and conditions of the exchange offer, has full power and authority to tender, sell, assign and transfer the old notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned understands that accrued interest has not been paid on the old notes, and a tender of old notes (upon acceptance for exchange thereof) shall be deemed a waiver of any right to receive such interest and any obligation of the Company to pay such interest. The undersigned understands and agrees that by tendering old notes the undersigned shall be deemed to have the right to give such waiver and shall indemnify the Company to the extent such waiver is not effective with respect to any liability the Company may have for failure to pay such interest on such tendered old notes. The undersigned will upon request, execute and deliver any additional documents deemed by the exchange agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the old notes tendered.

   All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

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
                              PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or      Address(es): ___________________
Authorized Signatory:                        ________________________________
________________________________________     ________________________________
________________________________________     ________________________________
                                             Area Code and Telephone No.:
Name(s) of Registered Holder(s):             ________________________________
________________________________________     ________________________________
________________________________________

Principal Amount of Old Notes Tendered:
________________________________________      If Old Notes will be delivered
                                              by a book-entry transfer, check
Certificate No(s). of Old Notes               trust company:
(if available):                               ___ [Name of trust company]
________________________________________
________________________________________     Transaction Code No.: __________
                                             Depository Account No.: ________


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
   This Notice of Guaranteed Delivery must be signed by the registered holder(s) of old notes exactly as their name(s) appear(s) on the old notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

                                  Please print name(s) and address(es)

Name(s):           __________________________________________________________
                   __________________________________________________________
Capacity:          __________________________________________________________
                   __________________________________________________________
Address(es):       __________________________________________________________
                   __________________________________________________________

                                     GUARANTEE
                   (Not to be used for signature guarantee)

   The undersigned, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution") hereby guarantees that, within three New York Stock Exchange trading days from the Expiration Time, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with old notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such old notes into the exchange agent's account at a Book-Entry Transfer Facility) and all other required documents will be deposited by the undersigned with the exchange agent at one of its addresses set forth above.


Name of Firm: ______________________________  _______________________________
                                                    Authorized Signature
Address: ___________________________________  Name: _________________________
____________________________________________  Title: ________________________
Area Code and Telephone No.: _______________  Date: _________________________

DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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